INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Registration Statement of Louisiana-Pacific Corporation on Form S-8 of our report dated January 30, 2002, appearing in the Annual Report on Form 10-K of Louisiana-Pacific Corporation for the year ended December 31, 2001.



     /s/ DELOITTE & TOUCHE LLP


     Portland, Oregon
     May 7, 2002